Exhibit 99.A

Exhibit A

Transactions by Reporting Persons Since Last Filing

Beneficial Ownership	Purchase or Sale	Quantity	Transaction Date	Price per Share (including commission)	How Effected

Relational Investors Mid-Cap Fund I, L.P.	Sale	100,000	5/5/2009	$21.32	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Sale	100,000	5/5/2009	$21.32	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Sale	63,500	5/6/2009	$20.61	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Sale	63,500	5/6/2009	$20.61	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Sale	20,578	5/7/2009	$20.16	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Sale	20,578	5/7/2009	$20.16	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Sale	29,422	5/8/2009	$20.23	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Sale	50,000	5/8/2009	$20.31	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Sale	29,422	5/8/2009	$20.23	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Sale	50,000	5/8/2009	$20.31	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Sale	25,000	5/11/2009	$20.32	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Sale	25,000	5/11/2009	$20.32	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Sale	103,100	5/12/2009	$18.71	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Sale	103,100	5/12/2009	$18.71	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Sale	121,900	5/13/2009	$16.85	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Sale	121,900	5/13/2009	$16.85	Open Market
Relational Investors Mid-Cap Fund I, L.P.	Sale	86,500	5/14/2009	$16.56	Open Market
Relational Investors Mid-Cap Fund II, L.P.	Sale	86,500	5/14/2009	$16.56	Open Market